                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement.

[X]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                          COMMUNITY CAPITAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

     [X]  No fee required.

                          COMMUNITY CAPITAL CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held

                                  May 15, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of Community Capital Corporation will be held at the Gatewood Club at 114 Club Drive, Greenwood, South Carolina on Wednesday, May 15, 2002, at 11:30 a.m., for the following purposes:

     (1) To elect seven members to the Board of Directors;

     (2) To ratify the appointment of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders whose names appeared of record on the books of the Company on April 1, 2002 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return your proxy in the enclosed, self-addressed, postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.

                                           By Order of the Board of Directors,

                                           William G. Stevens
                                           President and Chief Executive Officer

                                           David P. Allred, MD
                                           Chairman of the Board

Greenwood, South Carolina
April 12, 2002

                          COMMUNITY CAPITAL CORPORATION
                             1402-C Highway 72 West
                         Greenwood, South Carolina 29649

                                 PROXY STATEMENT

General

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Capital Corporation (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Gatewood Club at 114 Club Drive, Greenwood, South Carolina, on Wednesday, May 15, 2002 at 11:30 a.m., and at any adjournment thereof. The purposes of the Annual Meeting are (a) to elect seven members of the Board of Directors, (b) to ratify the appointment of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2002, and (c) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 12, 2002.

     Any shareholder who has signed the proxy referred to in this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Secretary of the Company a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Please note that your attendance at the meeting will not automatically revoke your proxy: you must specifically revoke your proxy. Whether or not you plan to attend the Annual Meeting, you are urged to sign and return the enclosed proxy.

     The Company shall bear the cost of preparing, assembling and mailing this Proxy Statement and the form of proxy. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock (the "Common Stock") held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.

Voting Securities Outstanding

     The Board of Directors has fixed April 1, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of the Record Date, there were 3,340,590 issued and outstanding shares of the Common Stock held of record by approximately 1,195 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or an adjournment thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be considered shares present in person or by proxy and entitled to vote and, therefore, will be counted for purposes of determining whether there is a quorum at the Annual Meeting. (A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have the discretionary voting power and has not received voting instructions from the beneficial owner.) If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for a classified Board of Directors so that, as nearly as possible, one-third of the members of the Board of Directors is elected at each annual meeting to serve until the third annual shareholders' meeting after their election. At the date of the Annual Meeting, the Board of Directors will consist of nineteen directorships divided into one class of seven directors and two classes of six directors. Six individuals are being nominated to serve from the date of their election at the Annual Meeting until the 2005 Annual Meeting of Shareholders, or until their successors shall have been elected and qualified, and one individual is being nominated to serve from the date of his election at the Annual Meeting until the 2004 Annual Meeting of Shareholders, or until his successor shall have been elected and qualified. All of the nominees are currently members of the Board of Directors. For additional information on each of these nominees, see the information set forth elsewhere in this Proxy Statement under the heading "Management - Directors."

     Terms Expiring in 2005: Patricia C. Edmonds, Miles Loadholt, Thomas C. Lynch, Jr., H. Edward Munnerlyn, Joseph H. Patrick, Jr. and Lex D. Walters, Ph.D.

     Term Expiring in 2004: William W. Riser, Jr.

     In accordance with the Bylaws of the Company, those seven nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority, abstentions and broker non-votes will have no effect on the outcome of the vote. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation. The accompanying proxy cannot be voted for a greater number of persons than seven, the number of nominees named in such proxy.

     The Board of Directors has designated the persons named in the accompanying proxy, and unless authority is specifically withheld, the Board of Directors intends to vote for the election of the nominees listed above. A shareholder executing the enclosed proxy may vote for any or all of the nominees or may withhold such vote from any or all nominees. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that any of the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of other persons in accordance with their best judgment.

     THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 2002, subject to shareholder ratification. If the shareholders do not ratify this appointment, the Board of Directors upon recommendation of the Audit Committee will consider other certified public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

     A representative of Tourville, Simpson & Caskey, L.L.P. is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

                       PROPOSALS FOR 2003 ANNUAL MEETING

     If you would like to have a proposal considered for inclusion in the proxy statement for the 2003 Annual Meeting, the Company must receive your proposal no later than December 20, 2002. If you wish to submit a proposal for consideration at the 2003 Annual Meeting, but which will not be included in the proxy statement for such meeting, the Company must receive your proposal no later than February 26, 2003. You must submit proposals in writing to the attention of the Corporate Secretary at the address on the cover of this proxy statement. Shareholders submitting proposals for inclusion in the proxy statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

                                   MANAGEMENT

Directors

     Set forth below is the age and certain biographical information with respect to each of the seven nominees for election as directors at the forthcoming Annual Meeting and with respect to each of the directors whose terms will continue beyond the Annual Meeting.

Director Nominees for Terms Expiring at the Annual Meeting Expected to be Held in 2005:

     Patricia C. Edmonds, 47, has served as the Executive Director of the Upper Savannah Council of Governments since March 1990 and served as its Assistant Director from August 1984 to March 1989. She has served as a director of the Company since its inception in April 1988.

     Miles Loadholt, 59, has served as Senior Partner of the Ness Motley Law Firm since 1968. He has served as a director of the Company since May 1999.

     Thomas C. Lynch, Jr., 66, served as a pharmacist and President of Lynch Drug Company, a retail pharmacy in Clemson, South Carolina, from 1963 until its sale to Eckerd Drug, Inc. in January 1997. Mr. Lynch has served as a director of the Company since June 1995.

     H. Edward Munnerlyn, 58, has served as President and owner of Munnerlyn Company, a corporate apparel and uniforms company, since January 1989. Prior to 1989 he was employed by Greenwood Mills, Inc., a textile manufacturer, for twenty years and was Executive Vice President when he left Greenwood Mills, Inc. in 1988. He has served as a director of the Company since its inception in April 1988.

     Joseph H. Patrick, Jr., 58, has served as President of Southern Resources, LLP since January 1996. From 1984 to January 1996, he served as President and co-owner of Southern Brick Company. Mr. Patrick has served as a director of the Company since its inception in April 1988.

     Lex D. Walters, Ph.D., 63, has served as President of Piedmont Technical College since 1968. He has served as a director of the Company since its inception in April 1988.

Director Nominee for Term Expiring at the Annual Meeting Expected to be Held in 2004:

     William W. Riser, Jr., 82, has served as President of Country Clean, Inc. of Newberry since 1971 and has served as Managing Partner of Plaza Management Group, a South Carolina general partnership, since 1997. He is retired from the US Air Force, having joined in 1941. Mr. Riser has served as a director of the Company since February 2000.

Continuing Directors Whose Terms Expire at the Annual Meeting Expected to be Held in 2003:

     John W. Drummond, 82, has owned and operated Drummond Oil Company since 1960 and has served as a member of the South Carolina Senate since 1965. He has served as a director of the Company since its inception in April 1988.

     B. Marshall Keys, 50, has owned and operated Palmetto Insurance Associates, LLC in Belton, South Carolina for over six years. He has served as a director of the Company since May 2000.

     Clinton C. Lemon, Jr., 57, has served as Chairman and Chief Executive Officer of Southern Bulk Haulers, Inc. since 1989, and Chairman and Chief Executive Officer of Southern Tank Transport in Harleyville, South Carolina since 1994. Mr. Lemon has served as a director of the Company since March 1997.

     George B. Park, 51, has served as President and Chief Executive Officer of Otis S. Twilley Seed Company, Inc., a mail order seed company, since August 1993 and as President and owner of GeoSeed, a seed distribution company, since August 1993. Mr. Park also serves as Interim Chief Executive Officer and Managing Director of K. Sahin Zaden, B.V., a flower seed breeding and production company. Prior to 1989, he was co-owner, Vice President and Corporate Secretary of George
W. Park Seed Company. He has served as a director of the Company since its inception in April 1988.

     George D. Rodgers, 58, has been the owner of Palmetto Insurance Associates, LLC and its predecessor in Clemson, South Carolina since 1985. Mr. Rodgers has served as a director of the Company since June 1995.

     Charles J. Rogers, 69, served as Chairman of the Board of Directors of the Company from January 1989 through June 2001. He served as Chairman of the Board of Directors of the Company's wholly-owned bank subsidiary, CapitalBank, from January 2001 through May 2001. He has served as President of The

Organizational Paths Company, a consulting firm for organizational strategies, since July 1993. Mr. Rogers served as team leader of the Greenwood Plant of the Monsanto Chemical Company from 1982 until June 1993. He has served as a director of the Company since its inception in April 1988.

     Thomas E. Skelton, Ph.D., 71, served as Professor of Entomology at Clemson University from 1969 until his retirement on June 30, 1997. He served as the head of the Clemson University Entomology Department from June 1992 through June 1995 and as Interim Dean of the College of Agriculture, Forestry and Life Sciences from July 1995 through August 1996. Dr. Skelton is General Partner of SVT Properties and co-owner of Skelton Properties, both of which are real estate investment companies. Dr. Skelton has served as a director of the Company since June 1995.

Continuing Director Whose Terms Expire at the Annual Meeting Expected to be Held in 2004:

     David P. Allred, MD, 63, has served as Chairman of the Board of the Company since June 2001 and Chairman of the Board of CapitalBank since May 2001. He is a retired medical doctor who was in private practice in Saluda, North Carolina from April 1994 until April 1998 and was in private practice in Beaufort, South Carolina from July 1990 to December 1993. From September 1988 to July 1990, he was employed by the Medical University of South Carolina. From August 1971 through August 1988, he was in private medical practice in Greenwood, South Carolina. He has served as a director of the Company since its inception in April 1988.

     Earl H. Bergen, 81, has owned and has served as President of Bergen's Factors, Inc. since 1988. From 1953 to 1987 Mr. Bergen was sole proprietor of Bergen's Inc. retail stores. Mr. Bergen has served as a director of the Company since July 1997.

     Harold Clinkscales, Jr., 49, has served as President and owner of Southern Burglar and Fire Alarm Company, Inc. since 1974. He has served as a director of the Company since January 2000.

     Wayne Q. Justesen, Jr., 56, has been employed by Greenwood Mills, Inc. since 1978 and has served as Secretary and General Counsel of Greenwood Mills, Inc. since 1983. He has served as a director of the Company since its inception in April 1988.

     William G. Stevens, 57, has served as President and Chief Executive Officer and a director of the Company since its inception in April 1988, and has also served as President and Chief Executive Officer of CapitalBank from 1989 until May 1998 and from January 1, 2001 until the present. Mr. Stevens was employed by NCNB National Bank of South Carolina (formerly Bankers Trust) for eighteen years prior to 1987.

Board Meetings and Committees

     The Board of Directors of the Company had a total of eleven regular meetings during 2001 and two special meetings. No directors except Mr. Drummond attended fewer than 75 percent of the total of such Board meetings and the meetings of the committees upon which the director served.

     Among its standing committees, the Board of Directors has established an Audit Committee, a Compensation Committee, an Asset/Liability Committee and a Nominating Committee.

     The Audit Committee has the responsibility of recommending to the Board of Directors the engagement of the independent auditors for the Company, determining the scope of the auditing of the books and accounts of the Company, reviewing the reports submitted by the auditors, examining procedures employed in connection with the Company's internal control structure, undertaking certain other activities related to the fiscal affairs of the Company and making recommendations to the Board of Directors as may be appropriate. The Audit Committee operates under a written Charter, approved by the Board of Directors, and such committee currently consists of Messrs. Allred, Bergen, Keys, Munnerlyn, Park, Riser, and Rodgers. All of the members of the Audit Committee are independent as defined by the Rules of the American Stock Exchange. The Report of the Audit Committee appears in this Proxy Statement on page 12. This Committee met three times during 2001.

     The Compensation Committee currently consists of Messrs. Allred, Keys, Lemon, Park, Patrick, Rodgers, and Skelton. This Committee reviews and recommends to the Board of Directors the salaries and other compensation of all officers and directors of the Company. This Committee also administers the Company's 1997 Stock Incentive Plan, as amended. The Compensation Committee Report on Executive Compensation appears in this Proxy Statement on page 8. This Committee met ten times during 2001.

     The Asset/Liability Committee currently consists of Messrs. Allred, Bergen, Drummond, Edmonds, Loadholt, Rogers, and Stevens. This Committee oversees and coordinates the entire investment portfolio of the Company. This Committee met four times during 2001.

     The Nominating Committee currently consists of Messrs. Allred, Bergen, Drummond, Justesen, Loadholt, Lynch, and Park. This Committee makes recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates for election as director and recommends director nominees to the Board. The Nominating Committee met three times in 2001. The Nominating Committee will consider nominees recommended by the shareholders, provided the nomination is made in writing, provides pertinent information concerning the nominee's background and experience, and is received by the Secretary of the Company no later than thirty days prior to the Annual Meeting, unless the Company notifies the shareholders otherwise.

Executive Officers

     The following individuals constitute the executive officers of the Company:

Name                      Age          Offices Held
----                      ---          ------------

William G. Stevens        57           President and Chief Executive Officer

R. Wesley Brewer          34           Chief Financial Officer, Executive Vice
                                       President and Secretary

     Mr. Brewer has served as Chief Financial Officer, Executive Vice President, and Secretary of the Company since July 1, 2000, and he has also served as the Chief Financial Officer, Senior Vice President, and Secretary of CapitalBank since January 1, 2001. He served as Controller of the Company and its subsidiaries from 1997 until 2000. Mr. Brewer was employed by the Federal Deposit Insurance Corporation for five years prior to 1997.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The following report with respect to certain compensation paid or awarded to the Company's executive officers during the fiscal year ended December 31, 2001 is furnished by the directors who comprise the Compensation Committee.

General Policies. The Company's compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. The Company's policy is to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed of a base salary, bonus and stock options.

Base Salary. Base salaries for each of the executive officers are determined by a subjective assessment of the executive officer's performance, in light of the officer's responsibilities and position with the Company and the Company's performance during prior periods. In evaluating overall Company performance, the primary focus is upon financial performance for the relevant annual period measured by operating income. Base salaries are reviewed periodically and from time to time by the Compensation Committee and adjusted appropriately.

Cash Bonuses. Cash Bonuses for all executive officers is determined by the Compensation Committee and is awarded only if the Company or applicable subsidiary or business unit achieves performance objectives.

Stock Options. The Company's long-term incentive compensation for executive officers is designed to focus management's attention on the Company's future. Such long-term compensation is provided through grants of stock options. The number of stock options granted is based upon the executive's salary, performance and responsibilities.

Other Compensation. Each executive officer also receives additional compensation through standard benefit plans available to all employees including, but not limited to, matching contributions pursuant to a 401(k) plan, paid vacation, and group health, life, and disability insurance. The Compensation Committee believes each of these benefits is an integral part of the overall compensation program that helps to ensure that executive officers of the Company receive competitive compensation.

Chief Executive Officer Compensation. The Compensation Committee believes that William G. Stevens' entrepreneurial drive, dedication, commitment and knowledge have been vitally important to the successful and ongoing growth of the Company. Mr. Stevens' overall compensation for the fiscal year ended December 31, 2001 consisted of base salary, bonus, and stock options. In determining Mr. Stevens' compensation, the Compensation Committee evaluated Mr. Stevens' personal performance, the performance of the Company and Mr. Stevens' long-term commitment to the success of the Company.

Submitted by the Compensation Committee of the Company's Board of Directors.

David P. Allred, MD     Clinton C. Lemon, Jr.    Joe H. Patrick, Jr.    Thomas E. Skelton, PhD
B. Marshall Keys        George B. Park           George D. Rodgers

                             EXECUTIVE COMPENSATION

Compensation of Officers

     The following table summarizes for each of the indicated years the compensation earned by the Company's President and Chief Executive Officer and by each of the other executive officers of the Company and its subsidiaries whose annual compensation from the Company for all services provided to the Company or such subsidiaries during any of the indicated years exceeded $100,000.

                           Summary Compensation Table

                                                                                             Long Term
                                               Annual Compensation                      Compensation Awards
                                           ---------------------------                 ---------------------

     Name and Principal Positions          Year      Salary     Bonus        Shares of Common Stock       All Other
-------------------------------------      ----      ------     -----          Underlying Options        Compensation
                                                                             ----------------------      ------------
William G. Stevens                         2001    $211,762   $ 30,000                6,825                 $ 5,467
   President and Chief Executive
  Officer of the Company                   2000     208,819         -0-               5,250                   9,379

                                           1999     201,773         -0-               4,500                   9,173


R. Wesley Brewer                           2001    $ 89,601   $ 23,000                3,150                   4,385
   Chief Financial Officer,
   Executive Vice                          2000      79,074         -0-               2,625                   3,771
   President and Secretary of the
   Company
                                           1999      66,438         -0-               2,000                   4,241

         Amounts included under the heading "Salary" for Mr. Stevens in 2001, 2000, and 1999 include aggregate director compensation of $5,900, $3,000, and $11,098 respectively. Amounts included under the heading "All Other Compensation" for Mr. Stevens and Mr. Brewer in 2001 include (i) $675 and $432, respectively, of premiums for life insurance provided by the Company for the benefit of each officer, and (ii) $4,792 and $3,953, respectively, in Company contributions to the Company's 401(k) plan for the account of each officer. The share amounts under the heading "Long-Term Compensation Awards" have been adjusted to reflect the impact of a stock dividend in 2000 and 2001.

Option Grants

         The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 2001 to the officers included in the Summary Compensation Table above. The Company has granted no stock appreciation rights to any of its executive officers or other employees.

Option Grants In Last Fiscal Year

                                                                                             Potential Realizable Value
                                                                                               at Assumed Annual Rates
                               Number of         % of Total       Exercise                   of Stock Price Appreciation
                               Securities     Options Granted     or Base                          For Option Term
                               Underlying       To Employees     Price per    Expiration     ---------------------------
 Name                        Options Granted     In  2001          Share          Date           5%              10%
 ----                        ---------------  ---------------    ---------    ----------     -----------     -----------
 William G. Stevens           6,825              4.97 %           $ 7.71        5/16/06      $ 14,537.25     $ 32,125.49
 R. Wesley Brewer             3,150              2.29               7.71        5/16/06         6,709.50       14,827.15

Year-End Option Values

         The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at December 31, 2001 by the officers included in the Summary Compensation Table above. No options were exercised by either of these two officers during 2001.

                         December 31, 2001 Option Values

                                                                                           Value of Unexercised
                                          Number of Securities Underlying                       In-the-Money
                                        Unexercised Options at 12/31/01  (1)              Options  at  12/31/01 (2)
                                        ------------------------------------        ------------------------------------

 Name                                   Exercisable            Unexercisable        Exercisable            Unexercisable
 ----                                   -----------            -------------        -----------            -------------
 William G. Stevens                     64,392                 6,825                $   220,272            $      23,819

 R. Wesley Brewer                       9,268                  3,150                     18,554            $      10,994


________________
(1) Amount represents shares of Common Stock, as adjusted for the payment of stock dividends.
(2) The value amount in the table has been calculated on the basis of the $11.20 per share closing price of the Common Stock on December 31, 2001 as reported on the American Stock Exchange.

Employment Contracts

         The Company has entered into an Employment Agreement with R. Wesley Brewer as of June 28, 2000. This agreement is summarized below, but this summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is available from the Company or from the Company's public filing of a Form 10-Q with the Securities and Exchange Commission as of August 14, 2000. Under the Employment Agreement, Mr. Brewer is given duties and authority typical of a chief financial officer, and the Company is obligated to pay him an annual salary, which shall be reviewed each anniversary of the date of the Employment Agreement. In addition, the Company shall provide other benefits (e.g. health, dental, life, and disability insurance; participation in pension plans; and paid leave), if any, that are reasonably comparable to other senior executives of the Company. Mr. Brewer's agreement has a term of three years. The Company may terminate Mr. Brewer's employment for "cause," as defined in the Employment Agreement, and Mr. Brewer may, with or without cause, terminate the Employment Agreement upon sixty days prior written notice to the Company. All compensation shall be discontinued and forfeited as of the effective date of such termination.

Compensation of Directors

         Each Director of the Company is also a Director of CapitalBank. Each Director receives a fee of $50 for attending each regular and special board or committee meeting of the Company and of CapitalBank. Each Director of CapitalBank also receives a retainer fee of $250 per month. All Directors are also reimbursed by the Company or by CapitalBank, as applicable, for all out-of-pocket expenses, including mileage, reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the respective Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 2001, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Messrs. Allred, Keys, Lemon, Park, Patrick, Rodgers and Skelton. None of the members for the Compensation Committee have served as executive officers or employees of the Company or any of its subsidiaries. None of the members of the Compensation Committee served as members of the compensation committees of another entity. None of the Company's executive officers served as a member of the compensation committee, or as a director, of another entity.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and the independent auditors, Tourville, Simpson & Caskey, L.L.P. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Tourville, Simpson & Caskey, L.L.P. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Tourville, Simpson & Caskey, L.L.P. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Tourville, Simpson & Caskey, L.L.P.

     Based on the discussions with management and Tourville, Simpson & Caskey, L.L.P., the Audit Committee's review of the representations of management and the report of Tourville, Simpson & Caskey, L.L.P., the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2001.

         Submitted by the Audit Committee of the Company's Board of Directors.

         David P. Allred, MD                George B. Park
         Earl H. Bergen                     William W. Riser, Jr.
         B. Marshall Keys                   George D. Rodgers
         H. Edward Munnerlyn

                   TOURVILLE, SIMPSON & CASKEY, L.L.P.'S FEES

Audit Fees

During 2001, Tourville, Simpson & Caskey, L.L.P. billed the Company an aggregate of $18,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for such services for the year ended December 31, 2001 will be approximately $55,000.

Financial Information Systems Design and Implementation Fees

During the year ended December 31, 2001, Tourville, Simpson & Caskey, L.L.P. did not provide the Company with any services related to financial information systems design or implementation.

All Other Fees

During the year ended December 31, 2001, Tourville, Simpson & Caskey, L.L.P. billed the Company an aggregate of $22,491 for the following professional services provided during 2001: tax return preparation, assistance with preparation of the Annual Report on Form 10-K, and review of Federal Home Loan Bank agreed upon procedures, among other things. The Company has been informed that Tourville, Simpson and Caskey, L.L.P. will bill no additional amount during 2002 for such services provided in 2001. The Audit Committee considered whether provision of these services was compatible with maintaining Tourville, Simpson & Caskey, L.L.P.'s independence.

                                PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return of the common stock of the Company over the period the Company has had a class of securities registered under Section 12 of the Exchange Act with the American Stock Market Index and with the SIC Code Index for National Commercial Banks for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on February 11, 1997.

                        COMPARE CUMULATIVE TOTAL RETURN
                         AMONG COMMUNITY CAPITAL CORP.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                                    [GRAPH]

                     ASSUMES $100 INVESTED ON FEB. 11, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001


              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                              ---------------------------------- FISCAL YEAR ENDING -----------------------------------
COMPANY/INDEX/MARKET          2/11/1997      12/31/1997      12/31/1998      12/31/1999      12/29/2000      12/31/2001
Community Capital               100.00         136.36           90.72           81.17           54.55          118.67
National Commercial Banks       100.00         138.32          149.35          126.92          146.89          148.62
AMEX Market Index               100.00         118.15          116.54          145.30          143.51          136.90


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's wholly-owned bank subsidiary, CapitalBank, in the ordinary course of its business, makes loans to and has other transactions with directors, officers of the Company and their associates ("Affiliated Persons"). All loans, other extensions of credit and other transactions between Affiliated Persons and CapitalBank or the Company are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. CapitalBank expects to continue to enter into transactions in the ordinary course of business on similar terms with such Affiliated Persons. The aggregate dollar amounts of such loans outstanding to Affiliated Persons of CapitalBank were approximately $9.23 million at December 31, 2001.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of March 25, 2002. Information is presented for each shareholder who was the beneficial owner of more than five percent of the outstanding Common Stock. The shareholder named in the table has indicated in its Schedule 13D filed with the Securities and Exchange Commission as of July 17, 2001 (the "13D") that such shareholder shares voting and dispositive power with respect to all shares of Common Stock reflected as being beneficially owned by that shareholder with Tontine Management, L.L.C., the general partner of such shareholder ("TM"), and Jeffrey L. Gendell, the managing member of TM. The Company is relying upon information set forth in the 13D and does not know or have reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and was not.

                                                                            Number of Shares
                                                                              Beneficially
 Name and Address                                                               Owned (1)               Percentage (1)
 ------------------------------------------------                           ----------------            --------------
 Tontine Financial Partners, L.P., 200 Park Avenue, Suite 3900,
      New York, New York 10166 ......................................             194,375                     5.87%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 3,313,368 shares outstanding on March 25, 2002.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of March 25, 2002. Information is presented for (i) each director, each nominee for director, and each executive officer of the Company, individually, and (ii) all directors and executive officers of the Company, as a group. As of that date, the Company did not know of any shareholder who was the beneficial owner of more than five percent of the outstanding Common Stock. Except as otherwise specified in the notes to the following table, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock reflected as being beneficially owned by that shareholder.

                                                                            Number of Shares
                                                                              Beneficially
 Name                                                                           Owned (1)            Percentage (1)
 -------------------------------                                            ----------------         --------------
 William G. Stevens ....................................................       85,385 (2)                2.52%

 George B. Park ........................................................       84,644(3)                 2.49

 Lex D. Walters ........................................................       76,860(4)                 2.30

 David P. Allred, MD ...................................................       71,730(5)                 2.16

 Charles J. Rogers .....................................................       63,756(6)                 1.91

                                                                 Number of Shares
                                                                   Beneficially
 Name                                                               Owned (1)            Percentage (1)
 ------------------------------                                  ----------------        --------------
 John W. Drummond ..........................................       51,379 (7)                 1.54

 Joseph H. Patrick, Jr. ....................................       51,126 (8)                 1.54

 Miles Loadholt ............................................       45,905 (9)                 1.38

 Wayne Q. Justesen, Jr. ....................................       41,092 (10)                1.23

 Thomas C. Lynch, Jr. ......................................       36,158 (11)                1.09

 H. Edward Munnerlyn .......................................       34,043 (12)                1.02

 Clinton C. Lemon, Jr. .....................................       32,040 (13)                   *

 Earl H. Bergen ............................................       31,403 (14)                   *

 Harold Clinkscales, Jr. ...................................       23,541 (15)                   *

 Patricia C. Edmonds .......................................       22,789 (16)                   *

 Thomas E. Skelton, PhD ....................................       22,918 (17)                   *

 William W. Riser, Jr. .....................................       19,509 (18)                   *

 B. Marshall Keys ..........................................       14,754 (19)                   *

 George D. Rodgers .........................................       12,227 (20)                   *

 R. Wesley Brewer ..........................................       10,108 (21)                   *

 All directors and executive officers
     as a group (20 persons) ...............................      831,364                    22.83%

______________________________________
*    Amount represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 3,313,368 shares outstanding on March 25, 2002.
(2) Includes 71,212 shares issuable pursuant to currently exercisable stock options and 10,261 shares held by Mr. Stevens' wife.
(3) Includes 34,759 shares issuable pursuant to currently exercisable stock options.
(4) Includes 27,722 shares issuable pursuant to currently exercisable stock options and 6,823 shares held by Mr. Walters' wife.
(5) Includes 3,310 shares issuable pursuant to currently exercisable stock options and 5,359 held by Mr. Allred's wife.
(6) Includes 27,722 shares issuable pursuant to currently exercisable stock options, 116 shares held jointly with Mr. Rogers' wife, and 2,131 shares held by Mr. Rogers' wife.
(7) Includes 27,722 shares issuable pursuant to currently exercisable stock options.
(8) Includes 3,310 shares issuable pursuant to currently exercisable stock options.
(9) Includes 7,197 shares issuable pursuant to currently exercisable stock options.
(10) Includes 24,480 shares issuable pursuant to currently exercisable stock options and 378 shares held by Mr. Justesen as custodian for two of Mr. Justesen's sons.
(11) Includes 6,619 shares issuable pursuant to currently exercisable stock options and 26,027 shares held jointly with Mr. Lynch's wife.
(12) Includes 24,480 shares issuable pursuant to currently exercisable stock options, 807 shares held by Mr. Munnerlyn's wife, and 580 shares held by Mr. Munnerlyn's son.
(13) Includes 7,776 shares issuable pursuant to currently exercisable stock options, 1,403 shares held in the C. Calhoun Lemon, Sr. 1972 Trust, and 2,107 shares held in the C. Calhoun Lemon, Sr. Trust A.
(14) Includes 7,776 shares issuable pursuant to currently exercisable stock options.
(15) Includes 6,645 shares issuable pursuant to currently exercisable stock options, and 5,071 shares held by Mr. Clinkscales as custodian for Mr. Clinkscales' daughters.
(16) Includes 13,927 shares issuable pursuant to currently exercisable stock options.
(17) Includes 3,310 shares issuable pursuant to currently exercisable stock options and 2,551 shares held jointly with Dr. Skelton's wife.
(18) Includes 6,645 shares issuable pursuant to currently exercisable stock options, 7,645 shares held jointly with Mr. Riser's wife, and 3,675 shares held by Mr. Riser's wife.
(19) Includes 6,645 shares issuable pursuant to currently exercisable stock options, 1,765 shares held in the Elizabeth M. Keys Trust, Family Share, and 525 shares held in the name of Keys Insurance Agency, Inc., a corporation in which Mr. Keys is the sole shareholder.
(20) Includes 6,894 shares issuable pursuant to currently exercisable stock options and 209 shares in an IRA for Mr. Rodgers' wife.
(21) Includes 9,268 shares issuable pursuant to currently exercisable stock options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors and executive officers to file reports of holdings and transactions in the Company's securities with the Securities and Exchange Commission. On the basis of Company records and other information, the Company believes that all filing requirements under Section 16(a) of the 1934 Act applicable to its officers and directors were satisfied with respect to the Company's fiscal year ended December 31, 2001 except Joseph H. Patrick, Jr., who made timely filings that inadvertently omitted eleven transactions. Mr. Patrick corrected these omissions by filing a Form 5 on February 11, 2002.

                                  MISCELLANEOUS

The information referred to under the captions "Compensation Committee Report on Executive Compensation", "Performance Graph" and "Audit Committee Report" (to the extent permitted under the Securities Exchange Act of 1934): (i) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, shall not be deemed to be incorporation by reference in any such filing.

                           ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which is required to be filed with the Securities and Exchange Commission, is being delivered to shareholders concurrently with the delivery of this proxy statement. Shareholders to whom this proxy statement is mailed who desire an additional copy of the Form 10-K, without charge, may obtain one by making written request to Mr. R. Wesley Brewer, Chief Financial Officer, P. O. Box 218, Greenwood, South Carolina 29648.

                                         By Order of the Board of Directors,


                                         William G. Stevens
                                         President and Chief Executive Officer

                                         David P. Allred, MD
                                         Chairman of the Board

Greenwood, South Carolina
April 12, 2002

                                 REVOCABLE PROXY
                         COMMUNITY CAPITAL CORPORATION


[X]PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 15, 2002 AT GATEWOOD CLUB, 114 CLUB DRIVE, GREENWOOD, SOUTH CAROLINA AT 11:30 A.M. LOCAL TIME.

     The undersigned hereby appoints William G. Stevens and R. Wesley Brewer, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Community Capital Corporation, a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2002 Annual Meeting of Shareholders of the Company and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

                                                             For All
                            For          Withhold            Except
1. Election of Directors:   [_]            [_]                 [_]

Three-year terms:
Patricia C. Edmonds          Miles Loadholt               Thomas C. Lynch, Jr.
H. Edward Munnerlyn          Joe H. Patrick, Jr.          Lex D. Walters, PhD

Two-year term:
William W. Riser, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. The ratification of the appointment of Tourville, Simpson & Caskey, Certified Public Accountants, as independent public accountant for the Company for the fiscal year ending December 31, 2002.

           For         Against        Abstain
           [_]           [_]            [_]

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.


Please be sure to sign and date this Proxy in the box below.


---------------------------------------
Date



---------------------------------------
Shareholder sign above


---------------------------------------
Co-holder (if any) sign above



--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                          COMMUNITY CAPITAL CORPORATION


--------------------------------------------------------------------------------
     THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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